Exhibit 21.1
List of Subsidiaries
Subsidiary Jurisdiction of incorporation or organization
ACE Surgical Supply Co.
1
Massachusetts
BioHorizons, Inc.
2
Delaware
Camlog USA, Inc.
3
Delaware
Exan Enterprises Inc.
4
Nevada
General Injectables & Vaccines,

Inc.
5
Virginia
Handpiece Parts & Repairs, Inc. Delaware
Henry Schein Europe, Inc.
6
Delaware
Henry Schein Latin America Pacific Rim, Inc.
7
Delaware
Henry Schein Medical Systems, Inc. Ohio
Henry Schein Practice Solutions Inc.
8
Utah
HS Brand Management Inc. Delaware
HS TM Holdings, LLC
9
Delaware
HSFR, Inc. Delaware
Prism Medical Products LLC Delaware
Project Helium Holdings, LLC
10
Delaware
Project Spartan Holdings Corp.
11
Delaware
SG Healthcare Corp.
12
Delaware
TDSC, Inc. Delaware

1

ACE Surgical

Supply Co.,

Inc. is the

parent company

of two consolidated,

wholly-owned subsidiaries,

each of

which
operate in the health care manufacturing and distribution industry in the United

States.
2

BioHorizons, Inc. is the

parent, holding company

of 13 consolidated, wholly-owned

subsidiaries, six of which

operate
within the United

States and seven

of which operate

outside of the

United States, and

all of which

operate in the

dental
implant and

distribution industries.

BioHorizons, Inc.

also owns

a majority

interest in

BioHorizons Camlog

Italia SRL
which operates outside the United States in the dental implant and distribution industries.
3

Camlog

USA,

Inc.

is

the

parent,

holding

company

of

two

consolidated,

wholly-owned

subsidiaries,

one

of

which
operates in the dental

implant and distribution

industries within the United

States, and one of

which operates a financial
support services business for health care practitioners in and outside of the United States.
4

Exan Enterprises Inc.

is the parent, holding

company of one consolidated,

wholly-owned subsidiary which

operates in
the dental management software industry within the United States.
5

General

Injectables

&

Vaccines,

Inc.

is

the

parent,

holding

company

of

one

consolidated,

wholly-owned

subsidiary
which operates in the medical distribution industry in the United States.
6

Henry Schein Europe, Inc. is the parent, holding company

of 63 consolidated, wholly-owned subsidiaries, five of which operate within the United States and 58 of which operate outside the United States, and all of which operate in the health care distribution

industry.

Henry Schein

Europe, Inc.

also owns

a majority

interest in

the following

companies,

all of
which

operate

outside

the

United

States

in

the

health

care

distribution

industry:

Cliniclands

AB,

Dental

Trey

S.r.l.,
Infomed Servicios Informáticos,

S.L., Marrodent Sp.

z o.o.,

MediEstates Ltd., MediFinancial

Ltd., Mediholdings Limited,
Mega Dental SNC, Newshelf

1223 Proprietary Limited,

Henry Schein Dental Warehouse

(PTY) Ltd., BA International
Proprietary Limited,

Henry Schein

España, S.L.,

Servimed Técnicos,

S.L.U., Spain

Dental Express

S.A.U., and

Henry
Schein Portugal, Unipessoal LDA.

7

Henry

Schein

Latin

America

Pacific

Rim,

Inc.

is

the

parent,

holding

company

of

11

consolidated,

wholly-owned
subsidiaries, two

of which

operate within the

United States and

nine of which

operate outside of

the United States,

and
all of which

operate in the

health care distribution

industry.

Henry Schein

Latin America Pacific

Rim, Inc. also

owns a
majority interest in the following companies, all of which operate outside the United States in the health care distribution industry:

Accord Corporation Limited, BA Pro

Repair Ltd., Hangzhou Lixue Henry Schein

Medical Instrument Co., Ltd.,
Henry

Schein

China

Management

Co.

Ltd.,

Henry

Schein

China

Services

Limited,

Henry

Schein

Hemao

Guangzhou
Medical Device Co., Ltd., Henry

Schein Hong Kong Holdings

Limited, Henry Schein Hong Kong Limited,

Henry Schein
Jiahu (Shanghai) Co. Ltd., Henry Schein

Regional Limited, Henry Schein Regional Pty Ltd

as the Trustee for the Henry
Schein Regional

Trust, Henry

Schein Regional

Trust, HSR

Holdings Pty

Limited,

Henry Schein

Shvadent (2009)

Ltd.,
Henry

Schein

Sunshine

(Beijing)

Medical

Device

Co.

Ltd.,

Henry

Schein

Trading

(Shanghai)

Co.,

Ltd.,

Medi-
Consumables PTY Limited, Ningbo

Buyinghall Medical Equipment Co.,

Ltd., Wuhan Hongchang

Henry Schein Dental
Instrument Co., Ltd., and Zhengzhou Yifeng

Henry Schein Dental Instrument Co., Ltd.

8

Henry Schein

Practice Solutions

Inc. is

the parent,

holding company

of 19

consolidated, wholly

-owned subsidiaries,
two of which operate within

the United States,

and 17 of which

operate outside the United

States, and all of

which operate
in the digital

dental products and

solutions industry.

Henry Schein Practice

Solutions Inc. also

owns a majority

interest
in Henry Schein One, LLC and Lighthouse 360, Inc. which operate within the United States in the digital dental products
and

solutions

industry.

Additionally,

Henry

Schein

Practice

Solutions

Inc.

owns

a

majority

interest

in

the

following
companies, all

of which

operate outside

the United

States, in

the digital

dental products

and solutions

industry: Axium
Solutions ULC,

Dental Cremer

Produtos Odontológicos

S.A., D-Net

S.r.l.,

Elite Computer

Italia S.r.l.,

Elite Computer
Point S.r.l., Green Support S.r.l.,

Henry Schein One Australia, Henry Schein One New Zealand, Infomed Software, S.L.,
Julie Solutions SAS, Kopfwerk Datensysteme GmbH, Medentis Medical GmbH, Orisline Espana S.L., Orisline Portugal
Unipessoal Lda, Quantity

Serviços e Comércio de

Produtos para a Saúde

S.A., Simples Dental Software

S.A., Software
of Excellence

Practice Solutions

Coöperatief U.A.,

Software of

Excellence United

Kingdom Limited,

and Transportes
Hasse Ltda.
9

HS TM Holdings,

LLC is the

parent, holding

company of one

consolidated, wholly-owned

subsidiary which

operates
within the United States, in the health care industry.
10

Project Helium

Holdings, LLC

is the

parent, holding

company of

one consolidated,

wholly-owned subsidiary

which
operates within the United States, in the dental handpiece repair and sales industry.
11

Project Spartan Holdings

Corp. is the

parent, holding company

of two consolidated,

wholly-owned subsidiaries,

both
of which operate within the United

States, in the health care

industry. Project Spartan Holding Corp. also owns a majority interest in the following companies, all of which

operate within the United States, in the health care distribution industry:
NAR (HSI)

Holdings, LLC,

NAR Blocker,

Inc., NAR

Training,

LLC, North

American Rescue

Holdings, LLC,

North
American Rescue, LLC, and NAR Medical Depot,

LLC.
12

SG Healthcare

Corp.

is the

parent,

holding

company

of six

consolidated,

wholly-owned subsidiaries,

five of

which
operate within the United

States, and one of

which operates outside of

the United States, and

all of which operate

in the
health care distribution industry.